                                                                    Exhibit 99.1
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                              AmericasDoctor, Inc.
                        1325 Tri-State Parkway, Suite 300
                             Gurnee, Illinois 60031

                                 March 26, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Re:  Confirmation of Arthur Andersen Representations

Ladies and Gentlemen:

         Pursuant to Temporary Note 3T to Article 3 of Regulation S-X, Arthur Andersen LLP ("Andersen") has represented the following to us in its letter
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dated March 26, 2002:

         (1) the audit of AmericasDoctor, Inc.'s financial statements for the fiscal year ended December 31, 2001 (the "Audit") was
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                  subject to Andersen's quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the Audit was conducted in compliance with professional standards;

         (2) the Audit was conducted with an appropriate continuity of Andersen personnel and

         (3) the Audit was conducted with an appropriate level of consultation from Andersen's national office.


Availability of personnel at foreign affiliates of Andersen is not relevant to the Audit.

                                           Very truly yours,


                                           AmericasDoctor, Inc.

                                           /s/ David R. Adamoli
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                                           David R. Adamoli
                                           Chief Financial Officer and Secretary